Exhibit 23


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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 333-69678, 333-84756, 333-31652 and 333-117088 of CEL-SCI Corporation on Form
S-8  and  Registration  Statement  Numbers  333-71650,  333-97171,   333-111357,
333-111332 and 333-106879 of CEL-SCI Corporation on Form S-3 of our report dated January 6, 2005, appearing in this Annual Report on Form 10-K/A of CEL-SCI Corporation for the year ended September 30, 2004 and to the reference to us under the heading "Experts" in the Registration Statements.


Deloitte & Touche LLP


McLean, Virginia
January 11, 2005